CALCULATION OF FILING FEE TABLES
Form S-8
(Form Type)
Elbit Systems Ltd.
(Exact name of registrant as specified in its charter)
Table I – Newly Registered Securities

Security Type	Title of Securities To Be Registered	Fee Calculation Rule	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount Of Registration Fee
Equity	Ordinary Shares, par value 1.00 New Israeli Shekels per share, reserved for issuance pursuant to the Elbit Systems Ltd. 2022 Equity Incentive Plan for Employees	Other (3)	1,100,000(2)	N/A	$213,498,651(3)	0.0000927	$19,791.32
Equity
Total Offering Amounts							$19,791.32
Total Fee Offsets							-
Net Fee Due							$19,791.32
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional ordinary shares, par value 1.00 New Israeli Shekel per share (“Ordinary Shares”) of Elbit Systems Ltd. (the “Registrant”) as may become available for issuance pursuant to the Registrant’s 2022 Equity Incentive Plan for Employees (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding Ordinary Shares.

(2)	Represents 791,100 Ordinary Shares reserved for issuance pursuant to outstanding stock options granted pursuant to the Plan and 308,900 Ordinary Shares reserved for future issuance under the Plan.
(3)
Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, pursuant to Rules 457(c) and 457(h) thereunder, the sum of (i) the product of 791,100 Ordinary Shares reserved for future issuance pursuant to outstanding stock options granted pursuant to the Plan and $175.39, the weighted average exercise price at which such options may be exercised and (ii) the product of 308,900 Ordinary Shares reserved for future issuance under the Plan and $241.98, the average of the high and low prices of Ordinary Shares as reported on the Nasdaq Global Select Market on August 10, 2022 which is within five business days of this filing.